UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

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EAGLE MATERIALS INC.
3811 Turtle Creek Blvd, Suite 1100
Dallas, Texas 75219-4487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 2, 2007
To the Stockholders of Eagle Materials Inc.:
     The Annual Meeting of Stockholders of Eagle Materials Inc. will be held in the Ballroom of the Melrose Hotel, located at 3015 Oak Lawn Avenue, Dallas, Texas 75219 at 8:00 a.m., local time, on Thursday, August 2, 2007. At the meeting, stockholders will vote on:
(1)	Election of Directors. Election of three Class I directors, each to hold office for three years.

(2)	Ratification of the Appointment of Ernst & Young LLP. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008.

(3)	Other Business. Any other matters properly brought before the annual meeting, or any adjournment thereof.
     The Board of Directors of Eagle Materials Inc. has fixed the close of business on June 8, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of Common Stock, par value $0.1 per share, which we refer to as our Common Stock, at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A list of holders of Common Stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at the executive offices of the Company located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487.
     For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have more questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487 (telephone: (214) 432-2000).
     You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please vote through the Internet or by telephone or fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in the enclosed proxy, but if the proxies that are signed and returned to us do not specify a vote on any proposal, the proxies will be voted “for” the election of the nominees for director named in this proxy statement and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008.

By Order of the Board of Directors JAMES H. GRAASS Executive Vice President, General Counsel and Secretary

Dallas, Texas
June 26, 2007

EAGLE MATERIALS INC.
3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219-4487
PROXY STATEMENT
INTRODUCTION
     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Eagle Materials Inc., which we refer to in this proxy statement as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. This proxy statement and accompanying proxy were first mailed to our stockholders on or about June 26, 2007.
Date, Time and Place of the Annual Meeting
     The 2007 annual meeting of our stockholders will be held in the Ballroom of the Melrose Hotel, located at 3015 Oak Lawn Avenue, Dallas, Texas 75219 at 8:00 a.m., local time, on Thursday, August 2, 2007.
Purposes of the Annual Meeting and Recommendations of our Board of Directors
     At the meeting, action will be taken upon the following matters:
(1)	Election of Directors. Stockholders will be asked to elect three Class I directors, each to hold office for a term of three years.

Our board of directors recommends that you vote “for” the election of the three nominees for director named in this proxy statement.

(2)	Ratification of the Appointment of Ernst & Young LLP. We are asking you to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008.

Our board of directors recommends that you vote “for” the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2008.

(3)	Other Business. In addition, you may be asked to vote upon such other matters, if any, as properly come before the annual meeting, or any adjournment thereof.
     Our Board of Directors does not know of any matters to be acted upon at the meeting other than the matters set forth in items (1) and (2) above.

ABOUT THE MEETING
Who Can Vote
     The record date for the determination of holders of the Company’s Common Stock, par value $.01 per share, which we refer to as our Common Stock, entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 8, 2007. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were 47,997,992 shares of our Common Stock issued and outstanding and entitled to vote at the meeting. Out Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “EXP.”
     The holders of Common Stock will be entitled to one vote per share upon the election of directors and each other matter that may properly be brought before the meeting or any adjournment thereof. There is no cumulative voting. Our stock transfer books will not be closed in connection with the meeting.
How Proxies Will be Voted
     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” election of the nominees for director named in the proxy and the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of the Company’s stockholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.
Quorum and Required Vote
     The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Each Class I director will be elected by a plurality of votes cast at the meeting by holders of Common Stock. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to ratify the appointment by our board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2008. Abstentions and broker non-votes will have the same effect as votes against the ratification of our accountants.
Expenses of Soliciting Proxies
     The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our Board of Directors by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder Communications, Inc., which will receive a fee of approximately $8,500, in addition to the reimbursement of out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission (“SEC”), and the NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.
How You Can Vote
     You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

ELECTION OF DIRECTORS AND RELATED MATTERS
General
     Our Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to our stockholders. The primary responsibilities of our Board include:
•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;

•	oversight of our strategic planning;

•	approval of all our material transactions and financings;

•	providing assurance that processes are in place to promote compliance with law and high standards of business ethics;

•	advising management on major issues that may arise; and

•	evaluating the performance of the Board and its committees, and making appropriate changes where necessary.
     Members of our Board of Directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class hold office for staggered terms of three years each. At present, we have three Class I directors, three Class II directors and three Class III directors.
     The following table shows the composition of our Board after the annual meeting, assuming the election of the proposed slate of director nominees:

Class	Directors
Class I: Term expires at the 2010 annual meeting and every three years thereafter	Robert L. Clarke Frank W. Maresh Steven R. Rowley

Class II: Term expires at the 2008 annual meeting and every three years thereafter	Laurence E. Hirsch Michael R. Nicolais Richard R. Stewart

Class III: Term expires at the 2009 annual meeting and every three years thereafter	F. William Barnett O.G. Dagnan David W. Quinn
Director Independence
     NYSE corporate governance rules require that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors has determined, upon the recommendation of our Corporate Governance and Nominating Committee, that all members of our Board of Directors, other than Messrs. Hirsch and Rowley, are “independent” within the meaning of the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the corporate governance rules of the NYSE.
     In determining that seven of our directors are “independent,” our Board of Directors considered the following facts:
•	Messrs. F. William Barnett, Robert L. Clarke, Richard R. Stewart and Frank W. Maresh have no relationship with the Company or its management that potentially affects their independence.

•	From 1987 until his retirement in March 2002, Mr. David W. Quinn was an officer of Centex Corporation, our former parent. Because it has been over five years since his retirement as an officer of Centex Corporation and in light of the absence of any other material relationship with the Company (other than as a director of the Company), our Board of Directors has determined that Mr. Quinn has no material relationship with the Company.

•	From 1985 until his retirement in March 2004, Mr. Laurence E. Hirsch was an officer of Centex Corporation, our former parent. Mr. Hirsch was also our interim CEO for approximately six months from April 2003 until September 2003 prior to the appointment of Mr. Rowley as CEO in September 2003. Because it has been over three years since his retirement from Centex Corporation and in light of the absence of any other material relationship with the Company (other than as a director of the Company), our Board of Directors has determined that Mr. Hirsch has no material relationship with the Company.

•	Mr. O.G. Dagnan is a former Chief Executive Officer of the Company who retired as an officer and employee of the Company in July 1999, and has had no relationship with the Company since that time (other than as a director of the Company). Mr. Dagnan was granted certain stock options by the Company during the time he served as an executive officer, the last of which were exercised in 2002. Because of the length of time since his retirement from the Company, and in light of the absence of any compensatory or other arrangements between the Company and Mr. Dagnan since the date of his retirement (other than compensation for his services as a director and for exercised stock options, as described above), our Board of Directors has determined that Mr. Dagnan has no material relationship with the Company.

•	Mr. Michael R. Nicolais entered into an employment relationship with a company owned by another member of our board of directors, Laurence E. Hirsch, in 2004. In particular, in April 2004, Mr. Nicolais accepted employment as president of Highlander Partners L.P. (“Highlander”), a newly formed private investment partnership of which Mr. Laurence E. Hirsch, a director of the Company, is the sole equity owner. In view of, among other things: (1) the fact that Mr. Nicolais has never served as an officer or employee of the Company or any of its parents or subsidiaries; (2) the fact that the employment relationship between Mr. Nicolais and Highlander commenced after the completion of the spin-off from Centex Corporation and after the date Mr. Hirsch retired as an executive officer and director of Centex, which is the former parent of the Company; (3) the fact that the investment services to be provided by Mr. Nicolais to Highlander are largely unrelated to the Company (except to the extent that such services may in the future involve investment services relating to shares of our Common Stock held by Mr. Hirsch); and (4) the board’s belief that Mr. Nicolais is able to act independently from the Company and its management in connection with matters submitted to and considered by our Board of Directors, our board determined in its business judgment that Mr. Nicolais has no material relationship with the Company.

Nominees
     Each of the nominees listed below is currently a member of our Board of Directors. Each of these nominees has been nominated by our Corporate Governance and Nominating Committee after considering the criteria described below under the heading “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees. A plurality of votes cast by the holders of our Common Stock will be required to elect the nominees for director.
Recommendation of the Board
     Our Board of Directors recommends that holders of Common Stock vote “for” the election of the nominees listed below to serve as Class I directors for a three-year term ending at our 2010 annual meeting of stockholders:
Robert L. Clarke
Frank W. Maresh
Steven R. Rowley
     Set forth below is information about the nominees standing for election at our 2007 annual meeting, as well as our continuing directors whose terms of office do not expire at the 2007 annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors:
Directors Whose Terms Expire at our 2007 Annual Meeting
(Class I Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies
Robert L. Clarke	64	1994	Mr. Clarke serves as chairman of the Audit Committee of our Board of Directors. Mr. Clarke also serves on the Compensation Committee of our Board. He was a partner in the law firm of Bracewell & Giuliani LLP (formerly known as Bracewell & Patterson) from 1971 to December 1985, returned to the firm as a partner in March 1992 and continues to serve in that capacity. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc., a consumer finance company, and a director of Stewart Information Services Corporation, a land title and property information services company.

Frank W. Maresh	68	2004	Mr. Maresh has been a member of our Board of Directors since 2004 and serves on our Audit Committee and our Compensation Committee. Mr. Maresh is a certified public accountant and currently works as a consultant and serves as a board member for several private enterprises. He is also a member of the board of directors of Argonaut Group, Inc., where he serves as chairman of the audit committee. From 1993 to 1999, Mr. Maresh served on the Texas State Board of Public Accountancy, first as Chairman of the Major Case Committee and then as Chairman of the Board. Prior to joining the Texas State Board of Public Accountancy, Mr. Maresh worked for KPMG from 1962 until 1993 in a variety of capacities, including Vice Chairman of the Board of Directors of that firm’s U.S. operations, as a member of KPMG’s firm-wide management committee, as Managing Partner of the Southwestern United States region and as Managing Partner of KPMG’s Houston office. Mr. Maresh graduated from the University of Texas with a masters in professional accounting.

Steven R. Rowley	54	2003	Mr. Rowley has been the Company’s Chief Executive Officer and a member of our Board of Directors since September 2003. Mr. Rowley is also a member of the Executive Committee of our Board of Directors. Mr. Rowley joined the Company in 1991 as a plant manager in its Nevada cement operations and subsequently became Executive Vice President of the Company’s Illinois Cement Company subsidiary in June of 1995. Mr. Rowley was named the Company’s Executive Vice President – Cement in 1998. In 2001, Mr. Rowley’s operational responsibilities were expanded to include concrete and aggregates. Mr. Rowley was named the Company’s Chief Operating Officer in October 2002.

Continuing Directors Whose Terms Expire at our 2008 Annual Meeting
(Class II Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies
Laurence E. Hirsch	61	1985	Mr. Hirsch has served as Chairman of our Board of Directors from July 1999 to the present and also served in that capacity from January 1994 through December 1997. He was our interim Chief Executive Officer from April 2003 through September 2003. Mr. Hirsch is a member of the Executive Committee of our Board of Directors. Until his retirement on March 31, 2004, Mr. Hirsch served Centex in various capacities, including as a director beginning in 1985, as Chief Executive Officer beginning in July 1988 and as chairman of its board of directors beginning in July 1991. Mr. Hirsch is the owner of Highlander Partners LP, an investment partnership and also serves as a director of Belo Corp., a diversified media company. Mr. Hirsch is also Chairman of the Center for European Policy Analysis.

Michael R. Nicolais	49	2001	Mr. Nicolais been a member of our Board of Directors since 2001 and serves on our Audit Committee and chairs our Corporate Governance and Nominating Committee. In April 2004, Mr. Nicolais became president of Highlander Partners L.P., an investment partnership. From August 2002 until March 2004, Mr. Nicolais served as managing director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office.

Richard R. Stewart	58	2006	From 1998 until 2006 Mr. Stewart served as President and CEO of GE Aero Energy, a division of GE Power Systems and as an officer of General Electric Company. Mr. Stewart retired from General Electric in 2006. Mr. Stewart’s career at General Electric began in 1998 as a result of General Electric’s acquisition of the gas turbine business of Stewart & Stevenson Services, Inc. Mr. Stewart began his career at Stewart & Stevenson in 1972 and while at Stewart & Stevenson served in various positions including as Group President and member of the board of directors. Mr. Stewart also served as a director of Plug Power Inc. from July of 2003 to March 2006. Mr. Stewart holds a BBA in Finance from the University of Texas.
Continuing Nominees for Directors Whose Terms Expire at our 2009 Annual Meeting
(Class III Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies
F. William Barnett	60	2003	Mr. Barnett currently chairs our Compensation Committee. Mr. Barnett also serves on our Corporate Governance and Nominating Committee. Mr. Barnett retired in 2003 from his position as a director in the Dallas office of McKinsey & Company, Inc., an international consulting firm, after 23 years of employment. Mr. Barnett is also a director of Papa Johns International, Inc. and an Adjunct Professor at the Yale School of Management.

O.G. Dagnan	67	1990	Mr. Dagnan served as our Chief Executive Officer from January 1990 through his retirement in July 1999 and Chairman of our Board of Directors from January 1990 to January 1994 and December 1997 through his retirement in July 1999. Mr. Dagnan served as our President from January 1990 through December 1997, and as our Senior Vice President – Operations from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989. Mr. Dagnan also serves on our Corporate Governance and Nominating Committee.

David W. Quinn	65	1994	Mr. Quinn has been a member of our Board of Directors since 1994. From May 1996 until his retirement from Centex in March 2002, Mr. Quinn served as Vice Chairman of the Board of Directors of Centex. Mr. Quinn also served as Chief Financial Officer of Centex from February 1987 until June 1997 and again from October 1997 until May 2000. Mr. Quinn continues to serve as a director of Centex.

Board Meetings and Attendance Records
     During the Company’s fiscal year ended March 31, 2007, our Board of Directors held four regularly scheduled meetings and two special meetings. During such fiscal year two directors missed one special meeting. In accordance with our policy, we anticipate that all continuing directors and nominees will attend our 2007 annual meeting. All such persons attended our 2006 annual meeting. We strongly encourage all Board members to attend our stockholder meetings. Our non-employee directors (which currently constitute all our directors, except for Mr. Rowley) meet immediately after all Board meetings without management present. Mr. Hirsch presides at all executive sessions of the non-employee directors.
BOARD COMPENSATION
     Board compensation is generally set for the following 12 months at our Board of Directors meeting following our Annual Meeting Stockholders. In July of 2006, the Board of Directors approved a director compensation structure in which Board members who are not employees of the Company or any of its subsidiaries receive compensation for their services valued at $135,000 per year, of which 50% must be received in the form of an equity grant (stock options and restricted stock units (“RSUs”)). The equity grant was comprised of 50% stock options to purchase Common Stock and 50% RSUs. Each non-employee director may elect to receive the remaining compensation ($62,500) in cash or in additional equity (stock options and RSUs), provided that each non-employee director who elects to receive the remaining portion in additional equity will receive an additional $16,875 of equity awards (representing 25% of the cash portion which the director is electing to take in the form of equity). In accordance with the terms of our Incentive Plan, the exercise price of the options is set at the average of the high and low price of the Common Stock on the NYSE on the date of grant. The number of option shares is determined by valuing the options on the date of grant using the Black-Scholes method. The options were fully exercisable beginning on the date of grant and have a ten-year term. The number of RSUs is determined by reference to the closing price for the Common Stock on the date of award.
     The RSUs vest in full on the date of grant, but are not payable until the non-employee director’s service on the Board terminates because of the director’s death or the director’s retirement in accordance with the Company’s Director Retirement Policy, or under such circumstances as approved by the Compensation Committee. Under the Company’s Director Retirement Policy, no person may stand for re-election if he/she is 70 years of age or older. In addition, the shares of stock represented by the RSUs become payable upon a change-in-control of the Company. If the director’s service on the Board terminates by reason other than retirement or death, the shares will be forfeited. Under the terms of the RSUs, the directors are paid dividend equivalent units at any time the Company pays a cash dividend on its Common Stock.
     For service as a Committee Chairman for the period from August 2006 through July 2007, the Corporate Governance and Nominating Committee Chair receives $10,000 per year. The Chair of the Audit Committee and the Chair of the Compensation Committee each receive $15,000 per year for chairing a Board committee during such period. In addition, the Chairman of the Board receives $50,000 per year for his service as Chairman of the Board during such period. Each Committee Chair may elect to receive such fees in the form of equity. All Board members are reimbursed for reasonable expenses of attending meetings. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Non-Employee Director Compensation for Fiscal Year 2007
     The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended March 31, 2007.

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)
F. William Barnett(3)	—	$37,056	$158,782	—	—	—	$195,838
Robert L. Clarke(4)	—	$42,505	$180,195	—	—	—	$222,700
O.G. Dagnan(5)	—	$40,914	$126,561	—	—	—	$167,475
Laurence E. Hirsch(6)	—	$49,822	$190,319	—	—	—	$240,141
Frank W. Maresh(7)	$67,500	$29,553	$62,755	—	—	—	$159,808
Michael R. Nicolais(8)	$77,500 (9)	$17,304	$93,732	—	—	—	$188,536
David W. Quinn(5)		$31,153	$126,561	—	—	—	$157,714
Richard R. Stewart(10)	$74,250	—	—	—	—	—	$74,250

(1)	The amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R), of RSUs awards previously made to the director and thus may include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007. The grant date fair value of each of the RSU awards made to each director during the fiscal year ended March 31, 2007 was: Mr. Barnett - $85,313; Mr. Clarke — $85,313, Mr. Dagnan — $75,938; Mr. Hirsch — $108,688; Mr. Maresh - $33,750; Mr. Nicolais — $33,750; Mr. Stewart — $0.00. The aggregate number of RSU awards outstanding at fiscal year end for each director is shown below.

(2)	The amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R), of stock option awards previously made to the director and thus may include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in: (1) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007; (2) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004; and (3) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2001 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 27, 2001. The grant date fair value of each of the stock option awards made to each of non-employee director during the fiscal year ended March 31, 2007 was: Mr. Barnett — $85,313; Mr. Clarke — $85,313; Mr. Dagnan — $75,938, Mr. Hirsch — $108,688; Mr. Maresh — $33,750; Mr. Nicolais — $33,750; Mr. Stewart — $0.00. The aggregate number of stock options outstanding at the end of fiscal 2007 for each director is shown below.

(3)	Mr. Barnett is the Chairman of the Compensation Committee. Mr. Barnett elected to receive 100% of his director compensation fiscal 2007 in the form of equity (including his chairperson fee).

(4)	Mr. Clarke is the Chairman of the Audit Committee. Mr. Clarke elected to receive 100% of his director compensation for fiscal 2007 in the form of equity (including his chairperson fee).

(5)	Mr. Dagnan and Mr. Quinn elected to receive 100% of their director compensation for fiscal 2007 in the form of equity.

(6)	Mr. Hirsch elected to receive 100% of his director compensation for fiscal 2007 in the form of equity (including his Chairman of the Board fees).

(7)	Mr. Maresh elected to receive 50% of his director compensation for fiscal 2007 in the form of equity and 50% in cash.

(8)	Mr. Nicolais is Chairman of the Corporate Governance and Nominating Committee. Mr. Nicolais elected to receive 50% of his director compensation for fiscal 2007 in the form of equity and 50% in the form of cash. Mr. Nicolais elected to receive his committee chairperson fee in cash.

(9)	This amount includes $10,000 in cash for services as the Chairman of the Corporate Governance and Nominating Committee.

(10)	Mr. Stewart joined the Board in September of 2006. At the time of his appointment to the Board, the Board determined to pay all of Mr. Stewart’s director fees until the next annual meeting of directors in the form of cash at the previously approved rate of $135,000 per year.

     The following chart shows all outstanding stock options and RSUs held by each director listed in the table above as of March 31, 2007.

Name	Stock Options(1)		RSUs(2)
F. William Barnett	32,053	(3)	7,679
Robert L. Clarke	81,718	(4)	7,679
O.G. Dagnan	16,333		5,729
Laurence E. Hirsch	28,724		9,964
Frank W. Maresh	9,800		3,377
Michael R. Nicolais	49,532	(5)	3,377
David W. Quinn	16,333		5,729
Richard R. Stewart	—		—

(1)	All of these stock options are fully exercisable, except as indicated.

(2)	The RSU’s granted to non-employee directors are vested in full on the date of grant but are not payable until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee.

(3)	All of such stock options are fully exercisable except for 594 option shares which become exercisable on March 31, 2008.

(4)	All of such stock options are fully exercisable except for 1,778 option shares which become exercisable on March 31, 2008.

(5)	All of such stock options are fully exercisable except for 2,372 option shares which become exercisable on March 31, 2008.
Board Committees
     The Board’s standing committees include the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The members of these committees are as follows:

Corporate Governance and
Audit Committee	Compensation Committee	Nominating Committee
Robert L. Clarke(1)	F. William Barnett(1)	F. William Barnett
Frank W. Maresh	Robert L. Clarke	O.G. Dagnan
Michael R. Nicolais	Frank W. Maresh	Michael R. Nicolais(1)

(1)	Committee Chairman.
     Audit Committee
     Our Board has a separately-designated standing Audit Committee, composed of three independent directors. Our Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. Our Audit Committee is governed by an amended and restated audit committee charter, a copy of which may be viewed on our website at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office.
     Our Board has determined that each member of our Audit Committee is independent within the meaning of applicable (1) corporate governance rules of the NYSE and (2) the requirements set forth in the Exchange Act and the applicable SEC rules. In addition, our Board has determined that each member of our Audit Committee satisfies applicable NYSE standards for financial literacy and that, based on his auditing and financial experience, including over thirty (30) years with KPMG, Mr. Maresh is an “audit committee financial expert” within the meaning of the rules of the SEC.
     During the last fiscal year, our Audit Committee held eight meetings, of which two members missed one meeting each. Unless otherwise determined by the Board, no member of our Audit Committee may serve as a member of an audit committee of more than two other public companies.
     The following are key functions and responsibilities of our Audit Committee:
•	to select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;

•	to obtain and review, on a periodic basis, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our board;

•	to pre-approve all audit engagement fees and terms and all permissible non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•	to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	to discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;

•	to discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	to annually review and assess its performance and the adequacy of its charter;

•	to discuss policies with respect to risk assessment and risk management; and

•	to prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.
     Our Audit Committee’s report on our financial statements for the fiscal year ended March 31, 2007 is presented below under the heading “Audit Committee Report.”
     Our Audit Committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
     Compensation Committee
     Our Board’s Compensation Committee is composed of independent directors who meet the corporate governance standards of the NYSE, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as “outside directors” within the meaning of the Internal Revenue Code of 1986, as amended. Under its amended and restated charter, which you may review on our web site at www.eaglematerials.com (and a copy of which will be provided to you free of charge upon written request to our Secretary at our principal executive office), the primary purposes of our Compensation Committee are to assist the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other senior executives and to direct the preparation of the reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement.
     The following are key functions and responsibilities of our Compensation Committee:
•	to periodically review and make recommendations to our Board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all of our benefit plans to determine whether they are properly coordinated and achieving their intended purposes;

•	to annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our Chief Executive Officer based on such evaluation;

•	to review and, after the end of the fiscal year and in consultation with our Chief Executive Officer, approve the compensation of our senior executives;

•	to administer the Company’s compensation plans for which it is named as plan administrator, including the Company’s Incentive Plan, as amended, which we refer to as our Incentive Plan;

•	to report on compensation policies and practices with respect to our executive officers as required by SEC rules; and

•	to review and assess the performance of the Committee and the adequacy of its charter annually and recommend any proposed changes to the Board.
     Our Compensation Committee’s report for the fiscal year ended March 31, 2007 is presented below under the heading “Compensation Committee Report.”
     Our Compensation Committee meets as often as it deems appropriate, but no less than twice per year. During the fiscal year ended March 31, 2007, the Compensation Committee held six meetings, of which one member missed one meeting.

     Corporate Governance and Nominating Committee
     Our Board’s Corporate Governance and Nominating Committee, which we refer to as our Governance Committee, is composed of independent directors who meet the corporate governance standards of the NYSE. The primary purposes of this committee are: (1) to advise and counsel our Board and management regarding, and oversee our governance including our Board’s selection of directors; (2) to develop and recommend to the Board a set of corporate governance principles for the Company; and (3) to oversee the evaluation of our Board and management. Our Corporate Governance and Nominating Committee has adopted a written charter, which you may review on our web site at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office. Our Board has also adopted Corporate Governance Guidelines, a copy of which may be viewed on our website at www.eaglematerials.com and which will be provided free of charge upon written request to our Secretary at our principal executive office.
     The following are certain key functions and responsibilities of our Governance Committee:
•	to develop, periodically review and recommend a set of corporate governance principles for the Company to the Board;

•	to periodically review corporate governance matters generally and recommend action to the Board where appropriate;

•	to review and assess the adequacy of its charter annually and recommend any proposed changes to our Board for approval;

•	to monitor the quality and sufficiency of information furnished by management to our Board;

•	to actively seek, recruit, screen, and interview individuals qualified to become members of the Board, and consider management’s recommendations for director candidates;

•	to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board;

•	to establish and periodically re-evaluate criteria for Board membership;

•	to recommend to the Board the director nominees for each annual stockholders’ meeting; and

•	to recommend to the Board nominees for each committee of the Board.
     The Governance Committee initiates and oversees an annual evaluation of the effectiveness of the Board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the board. Among the criteria the Governance Committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, due consideration will be given to our Board’s overall balance of perspectives, backgrounds and experiences.
     Members of the Governance Committee, other members of the Board or executive officers may, from time to time, identify potential candidates for nomination to our Board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the Board at the time. As set forth in its charter, the Governance Committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. During the fiscal year ended March 31, 2007, the Governance Committee engaged a director search firm to assist in identifying and evaluating potential nominees.
     Our Governance Committee will consider candidates recommended by stockholders for election to our Board. A stockholder who wishes to recommend a candidate for evaluation by our Governance Committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Governance Committee at the following address: Eagle Materials Inc., Attention: Secretary, 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219-4487.
     Our Bylaws provide that, to be considered at the 2008 annual meeting, stockholder nominations for the Board of Directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 8, 2008 and ending May 8, 2008, and must contain the information specified by and otherwise comply with the terms of our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive offices.
     No nominees for election to the Board at our 2007 annual meeting of stockholders were submitted by stockholders or groups of stockholders owning more than 5% of our Common Stock.
     During the fiscal year ended March 31, 2007, our Governance Committee held five meetings; one committee member missed one meeting.

Compensation Committee Interlocks and Insider Participation
     All members of our Compensation Committee (Mr. Barnett, Mr. Clarke and Mr. Maresh) are independent in accordance with the New York Stock Exchange listing standards. No member of the Compensation Committee was an officer or employee of the Company or its subsidiaries during or prior to the fiscal year ended March 31, 2007.
How to Contact Our Board
     You can communicate directly with our Board, a committee of our Board, our independent directors as a group, our Chairman of the Board or any other individual member of our Board by sending the communication to Eagle Materials Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire Board are forwarded to the Chairman of the Board for review and further handling.
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
     The following list sets forth the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer of the Company during the fiscal year ended March 31, 2007 who is not also a member of our Board. All of these persons have been elected to serve until the next annual meeting of our Board or until their earlier resignation or removal.

Name	Age	Title
David B. Powers	57	Executive Vice President – Gypsum
		(Executive Vice President – Gypsum and President of American Gypsum Company since January 2005; Executive Vice President – Marketing, Sales and Distribution of American Gypsum Company from June 2002 through December 2004; Vice President, Customer Service of USG Corporation from 2000 — 2002; Vice President, Specialty Products and Architectural Systems Business of USG Corporation from 1998 — 2000).

Gerald J. Essl	57	Executive Vice President – Cement/Concrete and Aggregates
		(Executive Vice President – Cement/Concrete and Aggregates since January 2003; President of Texas Lehigh Cement Company from 1985 through December 2002).

Arthur R. Zunker, Jr.	63	Senior Vice President – Finance and Treasurer (Senior Vice President – Finance and Treasurer since January 1994; Senior Vice President – Administration from August 1984 to January 1994).

James H. Graass	49	Executive Vice President, General Counsel and Secretary (Executive Vice President and General Counsel since November 2000; Mr. Graass was named Secretary of the Company in July 2001).

William R. Devlin	41	Vice President and Controller
		(Vice President and Controller since October 2005; Director of Internal Audit from September 2004 through September 2005; Senior Manager of PricewaterhouseCoopers LLP from July 1999 through August, 2004).

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.
Compensation Committee
F. William Barnett, Chairman
Robert L. Clarke
Frank W. Maresh
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions for our Named Executive Officers during fiscal 2007. Our Named Executive Officers are our Chief Executive Officer, or CEO, our Chief Financial Officer and our three other most highly compensated executive officers, all of whom are identified in the Summary Compensation Table on page 21 of this Proxy Statement.
     Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating and retaining senior executives who can make significant contributions to the growth and development of our business. The Compensation Committee of our Board, which we refer to as the Compensation Committee, has a key role in ensuring that the compensation and benefits we provide to our executives will lay the groundwork for the achievement of our strategic objectives.
Compensation Committee
     Under its charter, our Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the CEO and the other senior executive officers who are required to make disclosures under Section 16 of the Securities Exchange Act of 1934, whom we refer to as “senior executive officers”. The senior executive officers include all of the Named Executive Officers. In particular, the Compensation Committee is charged with the responsibility to: (1) annually review and approve corporate goals and objectives relevant to the compensation of our CEO, (2) evaluate his performance as measured against such goals and objectives, and (3) to set the salary and other cash and equity compensation for our CEO based on such evaluation. In addition, the Compensation Committee, with the advice of the CEO, reviews and approves the compensation of our senior executive officers. See “Board Committees — Compensation Committee” above. The Compensation Committee also administers our Incentive Plan and is authorized under that plan to grant cash awards (including annual incentive bonuses) and equity awards (including options, restricted stock and restricted stock units) to our officers and other key employees. The Compensation Committee is also authorized under the Incentive Plan to grant equity awards (including options, restricted stock and restricted stock units) to our non-employee directors. The Compensation Committee consists solely of directors who are independent under the NYSE listing standards and Section 162(m) of the Internal Revenue Code, and who are “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee’s charter may be found at our website www.eaglematerials.com. The Compensation Committee is authorized to hire outside advisors and during fiscal 2006 and 2007 it engaged Mercer Human Resource Consulting to advise it on executive compensation matters. Mercer reports directly to the Compensation Committee.
Process for Setting Compensation
     The Compensation Committee sets compensation for the Named Executive Officers on an annual basis. In general, the process for setting compensation involves the following steps:
•	In the first quarter of each fiscal year, the Compensation Committee determines (1) the salary of each Named Executive Officer for such fiscal year, (2) the amount of the annual incentive bonus pools in which the Named Executive Officers will have the opportunity to participate during such year and the percentage of the pool to be designated for each Named Executive Officer, (3) performance criteria that will apply to long-term incentive awards made to the Named Executive Officers during such year, (4) the individual long-term compensation potential for each Named Executive Officer and (5) the exercise or payment schedules that will apply if the performance criteria are satisfied.

•	After the end of the fiscal year, the Compensation Committee determines (1) whether to reduce the amount of the annual incentive bonus payment to be made to each Named Executive Officer for the prior fiscal year based on an evaluation of individual performance, and (2) the extent to which the performance criteria for the prior fiscal year applicable to long-term incentive awards were satisfied.

     Our CEO, Mr. Steven R. Rowley, participates to a certain extent in the administration of our compensation program for our Named Executive Officers. At the end of each fiscal year, Mr. Rowley provides input on the performance of each of the Named Executive Officers and recommends compensation adjustments (salary adjustments and annual incentive bonus levels for both the just completed fiscal year as well as for the next fiscal year) and equity award levels for all Named Executive Officers. Mr. Rowley also provides input on the structure of our equity awards for our Named Executive Officers, including the dollar value of the equity award and the performance criteria that determine vesting. Mr. Graass assists Mr. Rowley in presentations to the Compensation Committee but does not make recommendations with respect to the compensation paid to executive officers.
Compensation Philosophy
     Our compensation philosophy is based on the principles that executive compensation should: (1) align the interests of our executives with those of our shareholders, (2) reflect the performance of the Company as well as the individual, (3) motivate management to achieve our operational and strategic goals, (4) encourage stock ownership, and (5) maintain the competitiveness of our total direct compensation so that we are able to attract, retain and motivate highly qualified, energetic and talented executives. As a result, we believe that a significant portion of the executive’s compensation should be “at risk” – that is, dependent upon the individual’s performance, our financial and operational performance and the performance of our share price. Consistent with this philosophy, Eagle’s executive compensation program is structured to achieve the following objectives:
•	align the interests of executives with those of our shareholders by: (1) creating a direct and substantial link between the executive’s annual cash incentive bonus and our annual operating earnings, (2) by using equity awards for long-term compensation, and (3) implementing and maintaining stock ownership guidelines for executives,

•	promote pay-for-performance by: (1) basing our annual incentive bonus on earnings and individual performance, and (2) tying the vesting of our equity-based awards to the achievement of certain financial, operational and strategic goals.
     To achieve its compensation objectives for fiscal 2007, the executive compensation program used a combination of short-term and long-term elements: (1) annual salary, (2) annual incentive bonus and (3) long-term incentive compensation in the form of stock options and restricted stock units, which we refer to as RSUs. The dollar level of compensation in each of these elements varies from year to year depending on our financial, operational and strategic performance and on the individual executive’s performance. The level of compensation in each element also varies by position, with more senior executives having a higher proportion of their compensation in the form of equity. In addition, our Named Executive Officers are eligible to receive other benefits, such as medical benefits and profit sharing plan contributions, that are generally similar and available to our other employees, and contributions under our Supplemental Executive Retirement Plan, which we refer to as our SERP, that are accrued for the Named Executive Officers and certain other officers of the Company and its subsidiaries.
     We do not currently have employment agreements or change-in-control agreements with any Named Executive Officer.
Benchmarking
     To ensure that our executive compensation program is competitive, the Compensation Committee engaged Mercer Human Resource Consulting to compare our total compensation (salary, incentive bonus and long-term compensation) to a peer group of companies in the construction materials business, which we refer to as our direct peer group, and a supplemental peer group of manufacturing companies with similar market values which we refer to as our supplemental peer group. The direct peer group was selected by the Compensation Committee in conjunction with Mercer and our management from companies within the construction materials sector. However, because there is a limited number of publicly-traded direct competitors in the construction materials sector and because most of the companies in the direct peer group have larger revenues than we do, the Compensation Committee, in conjunction with Mercer, selected a supplemental peer group of manufacturing companies with similar market values. The Compensation Committee uses this study, which we refer to as our benchmarking study, to guide it in establishing the components of executive compensation: salaries, annual incentive bonus opportunity and long term compensation awards. The Compensation Committee focused most of its attention on the direct peer group and looked to the supplemental peer group to provide a basis for testing the determinations based on the direct peer group.
     For fiscal 2007 the direct peer group consisted of the following nine companies:
USG Corp.
Lafarge North America Inc.
Vulcan Materials Co.
Martin Marietta Materials Inc.
Texas Industries Inc.
Florida Rock Industries Inc.
Caraustar Industries Inc.
Ameron International Corp.
US Concrete Inc.

     The supplemental peer group consisted of the nine companies in the direct peer group plus the following eleven companies:
Temple Inland Inc.
Sealed Air Corp.
Armstrong Holdings Inc.
Sonoco Products Co.
Bowater Inc.
Lennox International Inc.
Pactiv Corp.
Valspar Corp.
Cleveland Cliffs Inc.
Century Aluminum Co.
ElkCorp.
Elements of Compensation
     Base Salary
     Salaries of the Named Executive Officers are reviewed annually as well as at the time of a promotion or significant change in responsibilities. As described above, the Compensation Committee engaged Mercer to conduct the benchmarking study at the beginning of fiscal 2007. Consistent with its philosophy that a significant portion of the Named Executive Officer’s compensation should be “at risk”, for fiscal 2007 the Committee set the base salary level for the CEO and the other Named Executive Officers in the third or fourth quartile of the companies reviewed in the direct peer group. Other considerations that may influence the salary level for a Named Executive Officer include individual performance, the Named Executive Officer’s skills or experience, and the nature and responsibilities of the position. In setting Mr. Rowley’s base salary for FY 2007, the Compensation Committee also considered our operating performance and Mr. Rowley’s individual performance as Chief Executive Officer during fiscal 2006.
     Annual Incentive Bonus
     The Compensation Committee is also responsible for approving the annual incentive bonus for our CEO and the other Named Executive Officers. Annual incentive bonuses paid to our Named Executive Officers for fiscal 2007 were made under (1) the Eagle Materials Inc. Annual Salaried Incentive Compensation Program for Fiscal 2007, which we refer to as the Eagle Annual Incentive Program, or (2) annual incentive compensation programs for fiscal 2007 established for a particular operating division of the Company, which we refer to as Divisional Annual Incentive Bonus Programs. In general, Named Executive Officers whose responsibilities extend to the Company as a whole participate in the Eagle Annual Incentive Plan and Named Executive Officers whose responsibilities relate primarily to a particular operating division participate in Divisional Annual Incentive Bonus Programs. The Eagle Annual Incentive Program was structured to create financial incentives and rewards that are directly related to corporate performance and the participating Named Executive Officer’s performance during the fiscal year. For fiscal 2007, Messrs. Rowley, Zunker and Graass were participants in the Eagle Annual Incentive Program. Under this program, a percentage of consolidated earnings before interest and taxes, which we refer to as EBIT, is designated as a pool for bonuses, with each participating Named Executive Officer being assigned a percentage of such pool representing the maximum bonus opportunity. At the end of the fiscal year, the pool is divided, and annual incentive bonuses are paid among the executives participating in the plan in accordance with such percentages, subject to reduction based on the executive’s individual performance during the fiscal year. The amount of the annual incentive bonus paid to an executive is based on the level of our EBIT, the percentage of the pool designated for such executive and an assessment of such executive’s individual performance. For fiscal 2007, the Compensation Committee approved the designation of 1.2% of EBIT for annual incentive bonuses for all executives participating in the Eagle Annual Incentive Program. At the beginning of fiscal 2007, Mr. Rowley recommended to the Compensation Committee the percentages (representing the incentive bonus potential) for each named executive officer (other than himself). Based in part on these recommendations, the Compensation Committee then set Mr. Rowley’s annual incentive bonus potential at 40%, Mr. Zunker’s at 20% and Mr. Graass’s at 15% of the pool.
     During fiscal 2007, each of Mr. Essl and Mr. Powers participated in a Divisional Annual Incentive Bonus Program. Under these programs, a percentage of the division operating earnings is allocated to the bonus pool with each participating employee assigned a percentage of the pool representing the maximum bonus opportunity. At the end of the fiscal year, bonuses are paid to participating employees in accordance with their respective percentage, subject to reduction based on the employee’s individual performance during the fiscal year. For fiscal 2007, Mr. Powers participated in the American Gypsum Company Salaried Incentive Plan for Fiscal 2007. Under this plan, 2.25% of American Gypsum’s operating earnings were set aside for the bonus pool. At the beginning of fiscal 2007, the Compensation Committee approved Mr. Powers’ maximum annual incentive bonus potential at 22% of such pool. Because of his responsibilities for Cement and Concrete and Aggregates, Mr. Essl participated in both the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2007 and the Eagle Materials Inc. Concrete and Aggregate Companies Incentive Compensation Program for Fiscal 2007. At the beginning of Fiscal 2007, the Compensation Committee approved Mr. Essl’s maximum annual incentive bonus potential at 22% of each such bonus pool.

     At the end of fiscal 2007, the Compensation Committee approved the EBIT calculation for the Company and the operating earnings calculations for each Divisional Annual Incentive Bonus Program. In addition, at the end of fiscal 2007, Mr. Rowley provided performance evaluations of each Named Executive Officer (other than himself) to the Compensation Committee along with his recommendations for the annual incentive bonus for each such Named Executive Officer. Based in part on these performance evaluations and recommendations, the Committee approved the following annual incentive bonuses for the Named Executive Officers (other than the CEO) under the applicable program: Mr. Zunker — $706,157; Mr. Powers — $962,411; Mr. Graass — $557,492; and Mr. Essl — $516,226.
     At the end of fiscal 2007, the Compensation Committee also conducted a performance evaluation of Mr. Rowley after receiving input from the entire Board. At the Compensation Committee’s request, Mr. Rowley also provided input on his achievement of his goals and objectives for fiscal 2007. Based on this evaluation, the Compensation Committee believes Mr. Rowley performed at a high level during fiscal 2007 and largely achieved his goals and objectives. In particular, the Committee considered the following factors (among others) in assessing Mr. Rowley’s performance over the past fiscal year: (i) Mr. Rowley’s leadership in guiding the Company to excellent financial performance (record revenues and operating earnings); (ii) the continuation of the implementation of the Company’s strategic expansion strategy as evidenced by: (a) the completion of the expansion of the production capacity at the Company’s Illinois Cement plant, (b) the substantial progress made in the construction of a new synthetic gypsum wallboard plant in South Carolina, (c) the continued development of the major capital projects relating to the expansion and modernization of the Company’s Mountain Cement and Nevada Cement plants; and (d) the successful acquisition of a 15% interest (through our 50%-owned Texas Lehigh joint venture) in a major cement import terminal in Houston; (iii) the successful communication of the Company’s long-term goals and opportunities to the Company’s stockholders and the investment community, and (iv) the continued development of a solid team and organizational structure at the Company.
     The Compensation Committee believes these programs are consistent with our compensation philosophy in that they place a significant portion of the executive’s compensation “at risk.” Under these programs, a significant portion of the executive’s total compensation is dependent upon the performance of the Company (or its operating divisions) as well as the individual’s performance. This compensation structure is designed so that a Named Executive Officer’s annual incentive bonus compensation will exceed the median level of our direct peer group when the operating earnings of the Company (or its operating divisions) are high relative to historical levels and the individual performs well.
     Long-Term Compensation
     Consistent with the Compensation Committee’s philosophy of linking compensation to the Company’s performance, our equity compensation program has been structured to link the vesting of equity awards to the achievement by the Company of specific performance levels. During fiscal 2007, the Compensation Committee granted stock options and restricted stock units, which we refer to as RSUs, to the CEO and to all of the other Named Executive Officers. One-half of the grant date value of the total award was provided in the form of non-qualified stock options and one-half was provided in the form of RSUs. The Compensation Committee chose stock options and RSUs because it believes that these types of equity awards appropriately align the interests of our executives with the interests of our shareholders. In particular, stock options are of economic value to our executives only if the market value of our Common Stock increases after the grant date. Similarly, RSUs have a value directly tied to the value of our Common Stock, and therefore give our executives an incentive to operate the business in a manner that positively affects our share price. Stock options and RSUs also provide for employee ownership and promote the retention of executives because they are subject to deferred exercise or payment provisions.
     The grant date value of stock options and RSUs granted to each such senior executive was based in part on the benchmarking study and was targeted to be in the second quartile of long term compensation for such position in the direct peer group. The Compensation Committee structured the equity awards so that each named executive officer was granted 50% of his or her award value in RSUs and 50% in stock options. The Compensation Committee chose this mix of equity awards because it provided a balance between stock options which provide a greater financial incentive for the executive if the stock price increases and RSUs which result in direct stock ownership and promote executive retention. The level of the equity awards is also influenced by the executive’s position within the Company and the significance of the individual to the Company’s success. The assumed value of the stock options was based on a Black-Scholes valuation while the RSUs were valued by reference to the closing stock price on the date of grant. The Compensation Committee makes its grants to the Named Executive Officers once a year, typically at the Compensation Committee meeting that occurs in the early part of the fiscal year which is customarily held in the first quarter of the fiscal year after the Company’s public release of the earnings for the fiscal year just completed.
     For fiscal 2007, the Compensation Committee decided to make awards of stock options vest based a combination of the Company’s financial performance over a three-year period and the achievement of identified strategic execution goals during fiscal 2007. Specifically, 66-2/3% of the stock options were designed to vest based on the Company’s three-year average earnings before interest and taxes, or EBIT, measured at the end of fiscal 2007, 2008 and 2009. These options may vest in whole or in part at the end of any of these fiscal years, but any portion not vested at the end of fiscal 2009 will be forfeited. The remaining 33-1/3% of the stock options were designed to vest based on the percentage achievement of certain weighted strategic execution goals established by the Compensation Committee at the time of the grant. Upon completion of the fiscal year, the Compensation Committee is responsible for assessing whether and to what extent the company has met these goals. The Compensation Committee’s assessment is then used in a formula to compute the number of options vested.
     For fiscal 2007, the applicable strategic execution goals were as follows:
•	Completion of an analysis related to strategic expansion opportunities.

•	For wallboard operations:
o	success of certain project management goals related to a strategic project;

o	development of specific logistical plans; and

o	exploration of opportunities for future expansion.
•	For cement operations:
o	success of certain project management goals related to a strategic project;

o	completion of analyses related to certain strategic projects; and

o	exploration opportunities for future expansion.
•	For paperboard operations, the creation of product differentiation in connection with the implementation of certain projects.

•	For concrete and aggregates operations:
o	success of certain project management goals related to a strategic project; and

o	completion of a critical path deliverable in connection with certain expansion project.
     When the above financial performance and strategic execution goals were established, the Compensation Committee regarded the achievement of these goals as possible but difficult. The Compensation Committee believed that achievement of these goals would generally require significant improvements in financial performance over a three-year period and substantial progress toward the Company’s strategic goals during fiscal 2007.
     In addition to the stock options described above, in May 2006, the Compensation Committee made awards of RSUs to the named executive officers, with the vesting of such awards being subject to the achievement of certain operational goals and strategic execution goals. In particular, 66-2/3% of the RSUs were designed to vest based on the percentage achievement of certain objective operational excellence goals established by the Compensation Committee at the time of the grant. The remaining 33-1/3% of the RSUs vest based on the achievement of the same strategic execution goals discussed above in connection with stock option grants. Upon completion of the fiscal year, the Compensation Committee is responsible for assessing whether and to what extent the Company has met these goals. The Compensation Committee’s assessment is then used in a formula to compute the number of vested RSUs.
     For fiscal 2007, the operational criteria used to determine vesting of RSUs were as follows:
•	For all operations, safety records.

•	For gypsum operations:
o	annual wallboard production output;

o	wallboard weight reduction; and

o	increase in sales volume.
•	For cement operations:
o	annual clinker production; and

o	annual cement sales.
•	For paperboard operations:
o	operational efficiency; and

o	output quality.
•	For concrete and aggregates operations, annual production and gross margins.
     When the above operational goals were established, the Compensation Committee regarded the achievement of these goals as possible but difficult. The Compensation Committee believed that achievement of these goals would generally require a sustained superior level of operating performance during the entire fiscal year.
     The Compensation Committee met in April 2007 and determined that 33-1/3% of the RSUs granted in May 2006 had vested based on the achievement of the operational and strategic execution goals and that 66-2/3% of these RSUs had been forfeited. In addition, at the same meeting the Compensation Committee determined that approximately 83% of the stock options granted in May 2006 had vested based on the achievement of the EBIT and strategic execution goals. Once vested, one-third of the RSUs become payable immediately and an additional one-third become payable on each of the first and second anniversaries of the vesting date unless a grantee has previously elected to defer payment to a later date. Similarly, one-third of the vested portion of the stock options become immediately exercisable with an additional one-third becoming exercisable on each of the first and second anniversaries of the vesting date. Vested but unpaid RSUs and vested but exercisable stock options are forfeited if the employee leaves the Company before they are paid in the case of RSUs or become exercisable in the case of stock options.
     These grants were structured with these vesting criteria to provide a strong incentive to award recipients for promoting both our strategic and operational objectives and superior financial performance and to encourage recipients to continue with the Company. The Compensation Committee believes that these awards properly align the interests of our Named Executive Officers with the interests of our stockholders by linking the value of their long-term compensation with goals that are directly relevant to creation of stockholder value and strategic projects that will benefit the Company in the long-term. For these stock options and RSUs to fully vest, the Company must achieve a superior three-year average EBIT and must meet challenging strategic and operational goals. Except for certain options granted to certain employees at the time of hire, almost all of the stock options and all of the RSUs granted by the Company to its officers and key employees have been granted under performance oriented programs.
     All of the Named Executive Officers participate in the Company’s long term incentive compensation program.
Fiscal 2008 Long-Term Compensation
     For fiscal 2008, the Company is implementing a new long-term equity award program. This new program is different from the structure of our program from the last three years in several ways: (1) the entire award is in the form of stock options, (2) the award is intended to be a single award for the next three years (except for special circumstances) rather than making annual grants for each of the next three years, and (3) the stock option awards will vest over a seven-year period based on the achievement of levels of earnings per share and operating earnings that we regard as challenging performance targets. Since the spin-off from Centex in 2004, the Company has formulated and embarked upon a strategic growth plan which includes the significant expansion of our production and earnings capacity in both cement and wallboard. This growth plan contemplates the completion of most of these expansion plans in the next 3 or 4 years. This new long-term equity award program is structured to more strongly motivate and provide incentives to our management to properly execute these growth plans in a timely and profitable manner. In addition, the Committee set the vesting criteria at levels that will require operating earnings and earnings per share to approximate our record fiscal 2007 levels in order to vest any portion of the award and to nearly double the record fiscal 2007 levels in order to vest 100% of the stock options. Any stock options not vested at the end of the 7 year term shall be forfeited. The Committee believes that as a result of the structure of our new long-term equity award program, the interests of our executives will be more closely aligned with the interests of our stockholders and they will be strongly motivated to execute our strategic growth plans in a timely and profitable manner. Consistent with our pay-for-performance philosophy, this structure will reward the executives when operating earnings and earnings per share significantly increase. Each of the Named Executive Officers was granted stock options under this new program, except for Mr. Zunker. Mr. Zunker, who is expected to retire before the end of the stock option performance period, was granted a cash award ($350,000) payable after the end of fiscal 2008 based upon the achievement of certain individual performance goals.
     The following table shows the equity awards granted to each of the Named Executive Officers in fiscal 2008:

Name	# of Stock Options
Mr. Rowley	500,000
Mr. Zunker	-0-
Mr. Powers	122,000
Mr. Graass	122,000
Mr. Essl	87,000
Stock Ownership Guidelines
     In order to align the interest of the Named Executive Officers with our shareholders, and to promote a long-term focus for the officers, the Board of Directors has adopted executive stock ownership guidelines for the officers of our Company and its subsidiaries.
     The guidelines for the Named Executive Officers are expressed as a multiple of base salary as set forth below:

Multiple of Salary
Name	Ownership Guidelines(1)
Steven R. Rowley	5X
David B. Powers	3X
Arthur R. Zunker, Jr.	3X
Gerald J. Essl	3X
James H. Graass	3X

(1)	Types of ownership counted toward the guidelines include the following:
•	Stock holdings in our profit sharing plan;

•	Direct holdings;

•	Indirect holdings, such as shares owned by a family member residing in the same household; and

•	Shares represented by vested RSUs.
     Our stock ownership guidelines for executives are expressed as a number of shares of Common Stock of the Company. The number of shares is determined by multiplying the executive’s annual base salary on the date the executive becomes subject to the stock ownership guidelines by the applicable multiple and then dividing the product by the closing price of our Common Stock on the NYSE on the date the executive becomes subject to the policy. The amount is then rounded to the nearest 100 shares.
     Once established, a participant’s ownership requirement generally does not change as a result of changes in his or her compensation or fluctuations in the price of our Common Stock but could change in the event of a promotion. Newly elected officers have five years to meet the applicable ownership requirement. Compliance with the ownership guidelines is reviewed annually by the Compensation Committee. Based on the current holdings of the Named Executive Officers, the Company anticipates that all such officers will achieve their stock ownership goal within the five year time frame.
Profit Sharing and Retirement Plan
     Each of the Named Executive Officers are participants in the Company’s Profit Sharing and Retirement Plan, which we refer to as our PSRP. The PSRP is a qualified defined contribution plan covering substantially all salaried employees of the Company and its subsidiaries. The PSRP is funded by discretionary employer contributions and employee contributions on an after tax basis up to 10% of base salary. Employees are fully vested to the extent of their contributions and become vested in the employer contribution over a seven-year period. All of the Named Executive Officers are fully vested, except for Mr. Powers who is 40% vested with respect to employer contributions.
SERP
     In fiscal 1995, the Board approved our Supplemental Executive Retirement Program, which we will refer to as our SERP, for certain employees participating in the PSRP. The Internal Revenue Service sets a limit (currently $220,000) on the amount of annual compensation that may be considered in determining our contribution to the PSRP for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by funding balances for each participant in an amount substantially equal to the additional contribution that he or she would have received under the PSRP had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the Named Executive Officers vest under the same terms and conditions as are in the PSRP. Annual incentive bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the PSRP or the SERP.
Salary Continuation Plan
     The Named Executive Officers, along with other officers and key employees, are participants in our Salary Continuation Plan. Under this plan, in the event of the death of a participating employee, such employee’s beneficiary will receive one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have reached 65 years of age, subject to a maximum amount. To cover these potential obligations, the Company pays the premiums on life insurance policies covering the life of each participating employee.
Grant Practice
     It is the practice of the Compensation Committee to make equity awards to employees generally on an annual basis at a meeting of the Compensation Committee held in the first quarter of the fiscal year. The meeting is usually held within 30 days after the Company’s earnings release for the fourth quarter of the prior fiscal year. The Compensation Committee may make exceptions to these guidelines for new hires, promotions and other special circumstances. In addition, the Compensation Committee has authorized the CEO and the Executive Committee of the Board of Directors to make grants of time-vesting stock options to certain employees. Under this authorization, the CEO is authorized to grant stock options to newly-hired employees and the Executive Committee of the Board of Directors is authorized to grant stock options to newly-promoted employees. This authority, which expires on May 31, 2008, is limited to an aggregate of 60,000 option shares and no one individual may receive more than 30,000 option shares. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2007 only 5,500 stock options were granted to employees under this authority, none of whom were named executive officers.

Limitations on Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public corporations for compensation over $1,000,000 paid in any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers. However, this law exempts performance-based compensation from the deduction limit if certain requirements are met.
     Awards of annual incentive compensation pursuant to the Eagle annual incentive program and long-term incentive compensation are made to the chief executive officer and named executive officers under Eagle’s Incentive Plan, a compensation plan that has been approved by the Compensation Committee and by our stockholders and otherwise meets the other performance-based criteria under Section 162(m). All other compensation paid to the chief executive and the other named executive officers was below the limit described above. The Compensation Committee will take appropriate action in the future as it determines to be advisable to minimize any future impacts of this limitation on the Company.

Summary Compensation Table
     The following table summarizes all compensation earned during fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at fiscal year-end.

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred
						Plan	Compensa-	All Other
				Stock	Option	Compensa-	tion	Compensa-
Name and Principal		Salary	Bonus	Awards(1)	Awards(2)	tion(3)	Earnings	tion(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Steven R. Rowley, President and Chief Executive Officer	2007	$650,000	—	$461,596	$548,019	$1,456,912	—	$104,453	$3,220,980

Arthur R. Zunker, Senior Vice President – Finance and Treasurer	2007	$250,000	—	$89,898	$207,484	$706,157	—	$26,771	$1,280,310

David B. Powers, Executive Vice President – Gypsum	2007	$300,000	—	$90,519	$91,395	$962,411	—	$35,885	$1,480,210

James H. Graass, Executive Vice President, General Counsel and Secretary	2007	$280,000	—	$85,323	$345,855	$557,492	—	$35,903	$1,304,573

Gerald J. Essl, Executive Vice President – Cement/Concrete and Aggregates	2007	$275,000	—	$115,738	$179,935	$516,226	—	$34,748	$1,121,647

(1)	The amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R), of RSU awards and restricted stock awards previously made to the named executive and thus may include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of these amounts are included in footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007. At the end of fiscal 2007, two-thirds of the RSUs granted to the Named Executive Officers were forfeited because of failure to meet performance conditions. For each of the Named Executive Officers, the RSUs forfeited were as follows: Mr. Rowley – 5,981; Mr. Zunker – 1,359; Mr. Powers – 1,903; Mr. Graass – 1,359; and Mr. Essl – 1,903.

(2)	The amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R), of stock option awards previously made to the named executive and thus may include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of these amounts are included in: (1) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007; (2) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included n the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004; and (3) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2001 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 27, 2001.

(3)	The amounts in this column represent payments to the named executive under the applicable annual incentive compensation plan for fiscal year 2007. See footnote (1) to the Grants of Plan-Based Awards Table on page 23 of this Proxy Statement.

(4)	The amounts shown in this column represent: (1) Company contributions to the account of the Named Executive Officer under our Salaried Profit Sharing and Retirement Plan, which we refer to as our PSRP; (2) Company contributions to the account of the Named Executive Officer under our Supplemental Executive Retirement

Program, which we refer to as our SERP; and (3) premium costs to the Company of life insurance policies obtained by the Company in connection with its Salary Continuation Plan, which we refer to as our SCP.
The PSRP is a qualified defined contribution plan covering substantially all salaried employees of the Company and its subsidiaries. The PSRP is funded by discretionary employer contributions and employee contributions on an after tax basis up to 10% of base salary. Employees are fully vested to the extent of their contributions and become vested in the employer contribution over a seven-year period. All of the Named Executive Officers are fully vested with respect to employer contributions.
The SERP is an unfunded, non-qualified plan for certain executives of the Company. The Internal Revenue Service sets a limit (currently $220,000) on the amount of annual compensation that may be considered in determining our contribution to the PSRP for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by funding balances for each participant in an amount substantially equal to the additional contribution that he or she would have received under the PSRP had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the Named Executive Officers vest under the same terms and conditions as are in the PSRP. Annual incentive bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the PSRP or the SERP.
Under the SCP, in the event of the death of a participating employee, such employee’s beneficiary will receive one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have reached 65 years of age, subject to a maximum amount of $1,500,000. To cover these potential obligations, the Company pays the premiums on life insurance policies covering the life of each participating employee.
During fiscal 2007, the named executives received the following contributions with respect to the following plans:
(i)	PSRP – Mr. Rowley — $21,840, Mr. Zunker — $22,037, Mr. Powers — $21,731, Mr. Graass — $21,840, Mr. Essl — $21,988.

(ii)	SERP – Mr. Rowley — $76,307, Mr. Zunker — $3,754, Mr. Powers — $11,649, Mr. Graass — $10,910, Mr. Essl — $10,534. These SERP contributions were made in fiscal 2007 but represent contributions for both calendar 2005 and calendar 2006.
During fiscal 2007, the Company paid premium costs in the following amounts for life insurance policies obtained under the SCP with respect to the named executives:
     Mr. Rowley — $6,306, Mr. Zunker — $980, Mr. Powers — $2,505, Mr. Graass — $3,153 and Mr. Essl — $2,226.

Grants of Plan-Based Awards
     The following table sets forth the grants of plan-based awards made during fiscal 2007 to the Named Executive Officers.

		Estimated Future Payouts Under								Exercise
		Non-Equity Incentive Plan				Estimated Future Payouts Under				or Base	Grant Date
		Awards				Equity Incentive Plan Awards				Price of	Fair Value
		Thresh-			Maxi-	Thresh-				Option	of Stock
	Grant	old	Target		mum	old	Target	Maximum		Awards	and Option
Name	Date	($)	($)		($)	(#)	(#)	(#)		($/Sh)	Awards
Steven R. Rowley	5/9/06	—	$1,456,912	(1)	—	—	—	—		—	—
	5/9/06	—	—		—	—	—	17,794	(2)	$62.83	$550,000
	5/9/06	—	—		—	—	—	8,972	(3)	—	$550,000	(4)

Arthur R. Zunker	5/9/06	—	$706,157	(1)	—	—	—	—		—	—
	5/9/06	—	—		—	—	—	4,044	(2)	$62.83	$125,000
	5/9/06	—	—		—	—	—	2,039	(3)	—	$125,000	(4)

David B. Powers	5/9/06	—	$962,411	(1)	—	—	—	—		—	—
	5/9/06	—	—		—	—	—	5,662	(2)	$62.83	$175,000
	5/9/06	—	—		—	—	—	2,855	(3)	—	$175,000	(4)

James H. Graass	5/9/06	—	$557,492	(1)	—	—	—	—		—	—
	5/9/06	—	—		—	—	—	4,044	(2)	$62.83	$125,000
	5/9/06	—	—		—	—	—	2,039	(3)	—	$125,000	(4)

Gerald J. Essl	5/9/06	—	$516,226	(1)	—	—	—	—		—	—
	5/9/06	—	—		—	—	—	5,662	(2)	$62.83	$175,000
	5/9/06	—	—		—	—	—	2,855	(3)	—	$175,000	(4)

(1)	With respect to Messrs. Rowley, Zunker and Graass, the amounts in this column represent the annual incentive payments paid to the Named Executive Officers pursuant to the Eagle Annual Salaried Incentive Compensation Program for the Fiscal Year 2007. Under this plan, a percentage of the Company’s operating earnings is designated as a pool for incentive payments, with each participating executive being assigned a percentage of such pool. There were no threshold or maximum amounts designated. For fiscal year 2007, which ended March 31, 2007, 1.2% of operating earnings of the Company was allocated for annual incentive payments for participating executives with Mr. Rowley allocated up to 40% of such pool, Mr. Zunker allocated up to 20% of such pool, and Mr. Graass allocated up to 15% of such pool. These amounts are subject to reduction based on an assessment of the executive’s performance. The amount of the incentive payment made to an executive was based on the level of the Company’s operating earnings, the percentage of the pool designated for such executive and an assessment of such executive’s performance for fiscal year 2007. For fiscal 2007, Messrs. Essl and Powers participated in subsidiary incentive compensation programs pursuant to which a percentage of the operating earnings of the applicable subsidiary (or group of subsidiaries) is available for incentive payments to the participating employees. Mr. Essl participated in both the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2007 and the Eagle Materials Inc. Concrete and Aggregates Companies Salaried Incentive Compensation Program for fiscal year 2007. In the programs in which Mr. Essl participated, the 2.25% of operating earnings of each of our cement and concrete/aggregates subsidiaries for Fiscal 2007 was available for incentive payments to participating employees, with 22% such pool available for payment to Mr. Essl at the end of Fiscal 2007 (22%), subject to reduction based on Mr. Essl’s 2007 performance. Mr. Powers participated in the American Gypsum Salaried Incentive Compensation Plan for Fiscal Year 2007 under which 2.25% of American Gypsum’s operating earnings are available for annual incentive payments to participating American Gypsum employees, with 22% of such pool available for payment to Mr. Powers at the end of fiscal year 2007, subject to reduction based on Mr. Powers’ individual performance. With respect to Messrs. Essl and Powers, the annual incentive payment is calculated based on the performance of the executive’s operating group as well as the executive’s individual performance for the respective fiscal year.

(2)	These amounts represent grants of stock options to purchase shares of Common Stock made on May 9, 2006 under our Incentive Plan. The vesting of the stock options is subject to the Company’s achievement of certain earnings and strategic execution goals. In particular, 66-2/3% of the stock options vest based on our three-year average earnings before interest and taxes, measured at the end of each of fiscal 2007, 2008 and 2009. Such options may vest in whole or in part at the end of any of these fiscal years, but any portion not vested at the end of fiscal 2009 shall be forfeited. In addition, 33-1/3% of the stock options vest based on certain strategic execution goals achieved during fiscal 2007. Once vested, the stock options become exercisable 1/3 immediately and 1/3 on each of the first and second anniversaries of vesting. Under the terms of the option agreements, all unvested shares and vested but unexercisable shares become immediately exercisable upon a change-in-control, as defined in the stock option agreement. At the end of fiscal 2007, approximately 83% of these options vested based on achievement of the earnings and strategic execution performance criteria during fiscal 2007. The remaining options are eligible for potential vesting at the end of fiscal 2008 and 2009. Any portion not vested at the end of fiscal 2009 will be forfeited. These stock options are described in greater detail under “Long Term Compensation” on page 16 of this Proxy Statement.

(3)	These amounts represent grants of RSUs made on May 9, 2006 under our Incentive Plan. The vesting of the RSUs is subject to the Company’s achievement of certain operational goals and strategic execution goals during fiscal 2007. In particular, 66 2/3% of the RSUs vest based on certain operational excellence goals and 33 1/3% of the RSUs vest based on the same strategic execution goals used for the stock options described above. Unless deferred by the executive, one-third of such vested RSUs will be paid in the form of Common Stock immediately, one-third will be paid at March 31, 2008 and one-third at March 31, 2009. At the end of fiscal 2007, 33 1/3% of these RSUs vested based on achievement of certain of the operational and strategic criteria. The remaining unvested unpaid RSUs were forfeited. The number of RSUs shown in this column includes the RSUs forfeited at the end of fiscal 2007. Under the terms of the RSUs, all unvested RSUs and vested but unpaid RSUs become immediately payable upon a change-in-control, as defined in the RSU agreement. These RSUs are described in greater detail under “Long Term Compensation” on page 16 of this Proxy Statement.
(4)	66 2/3% of the RSUs granted on May 9, 2006 were forfeited as of March 31, 2007 because of the failure to achieve certain performance criteria during fiscal 2007. See footnote (3) above.

Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes stock-based compensation awards outstanding at the end of fiscal 2007 for each of the Named Executive Officers.

	Option Awards					Stock Awards
										Equity
				Equity						Incentive Plan	Equity Incentive
				Incentive						Awards:	Plan Awards:
	Number			Plan Awards:			Number		Market	Number of	Market or
	of	Number of		Number of			of Shares		Value of	Unearned	Payout Value of
	Securities	Securities		Securities			or Units		Shares or	Shares, Units	Unearned
	Underlying	Underlying		Underlying			of Stock		Units of	or Other	Shares, Units or
	Unexercised	Unexercised		Unexercised	Option		That		Stock That	Rights That	Other Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	That Have Not
	Exercisable	Unexercisable		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)		(#)	($)	Date	(#)		($)(1)	(#)	($)
Steven R. Rowley	92,709	—		—	$10.5426	04/28/2009	25,716	(2)	$1,147,705	—	—
	42,709	—		—	$6.7956	06/26/2010	34,259	(3)	$1,528,979	—	—
	77,834	4,942	(4)	—	$11.7639	05/08/2013	—		—	—	—
	49,318	1,352	(4)	—	$23.42	06/26/2011	—		—	—	—
	20,094	552	(4)	—	$23.30	08/04/2011	—		—	—	—
	34,164	17,081	(4)	—	$29.0767	06/09/2012	—		—	—	—
	4,919	9,836	(5)	3,039	$62.83	05/09/2016	—		—	—	—

Arthur R. Zunker	10,531	2,965	(4)	—	$11.7639	05/08/2013	1,568	(6)	$69,980	—	—
	16,439	451	(4)	—	$23.42	06/26/2011	—		—	—	—
	6,698	184	(4)	—	$23.30	08/04/2011	—		—	—	—
	7,765	3,882	(4)	—	$29.0767	06/09/2012	—		—	—	—
	1,118	2,236	(7)	690	$62.83	05/09/2016	—		—	—	—

David B. Powers	18,680	1,186	(4)	—	$9.5742	10/24/2012	2,194	(8)	$97,874	—	—
	10,870	5,435	(4)	—	$29.0767	06/09/2012	—		—	—	—
	1,565	3,130	(9)	967	$62.83	05/09/2016	—		—	—	—

James H. Graass	92,709	—		—	$7.2675	10/26/2010	2,903	(10)	$129,561	—	—
	87,176	5,533	(4)	—	$8.1456	05/10/2011	—		—	—	—
	87,176	5,533	(4)	—	$13.425	05/09/2012	—		—	—	—
	46,700	2,965	(4)	—	$11.7639	05/08/2013	—		—	—	—
	13,450	368	(4)	—	$23.42	06/26/2011	—		—	—	—
	5,484	150	(4)	—	$23.30	08/04/2011	—		—	—	—
	7,765	3,882	(4)	—	$29.0767	06/09/2012	—		—	—	—
	1,118	2,236	(7)	690	$62.83	05/09/2016	—		—	—	—

Gerald J. Essl	46,700	2,965	(4)	—	$11.7639	05/08/2013	2,194	(11)	$97,918	—	—
	16,439	451	(4)	—	$23.42	06/26/2011	—		—	—	—
	6,698	84	(4)	—	$23.30	08/04/2011	—		—	—	—
	10,870	5,435	(4)	—	$29.0767	06/09/2012	—		—	—	—
	1,565	3,130	(9)	967	$62.83	05/09/2016	—		—	—	—

(1)	Based on the closing price per share of Common Stock on the NYSE on March 30, 2007 ($44.63).

(2)	These shares represent the remaining unvested shares under a restricted stock grant of 45,000 shares made to Mr. Rowley on September 18, 2003. 42.85% of such shares vested on September 18, 2006 (the third anniversary of the grant date) with the remaining shares vesting ratably over the next 4 years.

(3)	This amount represents earned RSUs, 997 shares of which become payable on March 31, 2008, 18,559 shares on March 31, 2009 and 14,703 shares on March 31, 2010.

(4)	This amount represents options to purchase Common Stock which become exercisable on March 31, 2008.

(5)	This amount represents options to purchase Common Stock, 4,918 shares of which become exercisable on March 31, 2008 and 4,918 of which become exercisable on March 31, 2009.

(6)	This amount represents earned RSUs, 1,342 shares of which become payable on March 31, 2008 and 226 shares on March 31, 2009.

(7)	This amount represents options to purchase Common Stock, 1,118 shares of which become exercisable on March 31, 2008 and 1,118 of which become exercisable on March 31, 2009.

(8)	This amount represents earned RSUs, 1,877 shares of which become payable on March 31, 2008 and 317 shares on March 31, 2009.

(9)	This amount represents options to purchase Common Stock, 1,565 shares of which become exercisable on March 31, 2008 and 1,565 of which become exercisable on March 31, 2009.

(10)	This amount represents earned RSUs, 1,566 shares of which become payable on March 31, 2008 and 1,337 shares on March 31, 2009.

(11)	This amount represents earned RSUs 1,877 shares of which become payable on March 31, 2008 and 317 shares March 31, 2009.
Option Exercises and Stock Vested
     The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock or restricted stock units during fiscal 2007 for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise(1)	Vesting(2)	on Vesting(3)
Name	(#)	($)	(#)	($)
Steven R. Rowley	66,918 (4)	$3,771,473	20,281 (5)	$729,251
Arthur R. Zunker, Jr.	40,804 (6)	$1,822,946	3,290	$146,813
David B. Powers	—	—	1,877	$83,764
James H. Graass	—	—	2,721	$121,438
Gerald J. Essl	—	—	3,825	$170,702

(1)	Value realized on exercise based on the difference between the market price of our Common Stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)	Except for Mr. Rowley, all of the amounts in this column represent shares of common stock received by the Named Executive Officer in connection with the payment of shares in accordance with the terms of previously granted RSUs. These amounts include shares that were received during fiscal year 2007 (or after the end of fiscal year 2007 to the extent the vesting of such shares related to the achievement of performance criteria during fiscal 2007). See footnote (3) to the Grants of Plan Based Awards Table for a more detailed description of these RSUs.

(3)	The amounts in this column represent the dollar value of the stock award valued at the closing price of our Common Stock on the vesting date of such shares.

(4)	On March 2, 2007, Mr. Rowley exercised an option to purchase 92,709 shares of Common Stock. In connection with this exercise, Mr. Rowley tendered 22,311 shares of Common Stock to pay for the exercise price and the Company withheld 23,480 shares to satisfy tax withholding for required taxes. As a result of this transaction, Mr. Rowley acquired an additional 46,918 shares of Common Stock. This amount also includes 20,000 shares of Common Stock acquired by Mr. Rowley in connection with the exercise of a stock option on September 28, 2006.

(5)	This amount includes 19,284 shares of Common Stock for which restrictions lapsed during fiscal 2007 under the terms of Mr. Rowley’s restricted stock grant dated September 18, 2003.

(6)	This amount represents shares exercised and sold by Mr. Zunker on May 12, 2006.

Nonqualified Deferred Compensation
In FY 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY(1)	Last FY(2)	Distributions	Last FYE(3)
Name	($)	($)	($)	($)	($)
Steven R. Rowley	—	$76,307	$44,135	—	$464,342
Arthur R. Zunker	—	$3,754	$32,867	—	$523,897
David B. Powers	—	$11,649	$505	—	$12,154
James H. Graass	—	$10,910	$3,984	—	$49,831
Gerald J. Essl	—	$10,534	$9,876	—	$243,210

(1)	The amounts in this column represent contributions made by the Company for the account of the Named Executive Officers during fiscal 2007 under our SERP. The SERP is an unfunded, non-qualified plan for certain executives of the Company. Under the SERP, the Company makes contributions to the account of the executive in an amount substantially equal to the additional contributions he or she would have received under the Company’s Profit Sharing and Retirement Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Because of delays in making the contribution for calendar 2005, the calendar 2005 contribution was actually made in fiscal 2007. As a result, these amounts include contributions by the Company made during fiscal 2007 but which relate to service during both calendar 2005 and calendar 2006.

(2)	The Company also maintains the Eagle Materials Inc. Deferred Compensation Plan. Under this Deferred Compensation Plan, eligible executives were allowed to defer the receipt of a portion of their salary or annual bonus for the fiscal year 2001, up to 75% of such amounts. For fiscal years after FY 2001, the Deferred Compensation Plan was closed to additional employee deferrals. The earnings in this column reflect earnings on balances in the named executive’s SERP account and Deferred Compensation Plan account. A Named Executive Officer may designate how his account balances are to be invested by selecting among the investment options available under our Profit Sharing and Retirement Plan. These earnings are not included in the Summary Compensation Table on page 21 of this Proxy Statement. The table below shows the investment options available under our Profit Sharing and Retirement Plan and the annual rate of return for the 12 month period ended March 31, 2007, as reported to us by the administrator of the plan.

Rate of
Fund	Return
Fidelity Dividend Growth Fund	9.74%
Fidelity Equity Income II Fund	10.33%
Spartan U.S. Equity Index Fund	11.75%
TCW Select Equity Fund — Class N	-4.47%
Fidelity Low Price Stock Fund	11.23%
JP Morgan Diversified Midcap Growth Fund — Class A	3.85%
Spartan Extended Market Index Fund	9.52%
ABF Small Cap Value PA	8.52%
Baron Small Cap Fund	4.34%
Fidelity Diversified International Fund	15.18%
Eagle Materials Common Stock Fund	-28.12%
Fidelity Freedom 2000 Fund	6.72%
Fidelity Freedom 2010 Fund	8.17%
Fidelity Freedom 2020 Fund	8.95%
Fidelity Freedom 2030 Fund	9.40%
Fidelity Freedom 2040 Fund	9.68%
Fidelity Freedom Income Fund	6.54%
Fidelity Managed Income Portfolio	4.20%
Fidelity US Bond Index Fund	6.53%
(3)	The amounts in this column represent the sum of: (i) the balance in the Named Executive Officer’s account under the Company’s SERP; and (ii) the balance in the Named Executive Officer’s account under the Company’s Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     The following is a summary of the potential payments payable to the Named Executive Officers upon termination of employment or a change-in-control of the Company under current compensation programs. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination and in the event of death or disability and change in control is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 31, 2007, and are therefore estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our Common Stock and the executive’s age.
     Payments Made Upon Any Termination
     The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
     Accrued Pay and Profit Sharing Plan Benefits.
•	accrued salary and vacation pay through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received under the Incentive Plan which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable Nonqualified Stock Option Agreement);

•	restricted stock grants or restricted stock unit grants received under the Incentive Plan which have already vested prior to the date of termination (subject to the terms of the applicable Restricted Stock or Restricted Stock Unit Agreement);

•	unused vacation pay; and

•	distributions of vested plan balances under our Profit Sharing and Retirement Plan and SERP.
Deferred Compensation. The amounts shown in the table below do not include distribution of plan balances under our Deferred Compensation Plan. These balances are shown in the Nonqualified Deferred Compensation in FY 2007 Table on page 27 of this Proxy Statement.
Death and Disability. A termination of employment due to death or disability does not entitle the Named Executive Officer to any payments or benefits that are not available to salaried employees generally except for benefits payable to the beneficiaries of the Named Executive Officers in the event of termination due to death under our Salary Continuation Plan. A description of our Salary Continuation Plan is set forth in footnote (4) of the Summary Compensation Table on page 21 of this Proxy Statement.
Mr. Rowley

	Involuntary
	Termination
	or Voluntary		Change-in-
	Termination	Death	Control
Type of Payment	($)	($)	($)
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	$468,540	(1)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	$1,528,979	(2)
Restricted Stock Award
Unvested and Accelerated Awards	—	—	$1,147,705	(3)

Benefits
Salary Continuation Plan Payments	—	$1,500,000 (4)	—
TOTAL	—	$1,500,000	$3,145,224

(1)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change-in-control based on the difference between the closing price of our Common Stock on March 30, 2007 and the exercise price of the stock option.

(2)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change-in-control, based on the closing price of our Common Stock on March 30, 2007.

(3)	Represents the dollar value of the restricted stock for which restrictions will lapse upon a change-in-control.

(4)	Under the terms of our Salary Continuation Plan, in the event of Mr. Rowley’s death while employed by the Company, Mr. Rowley’s beneficiaries would receive $650,000 in a lump sum payment plus $325,000 per year until the beneficiaries have received a total of $1,500,000 in payments. These payments would be paid from the proceeds of a life insurance policy purchased by the Company.
Mr. Powers

	Involuntary
	Termination
	or Voluntary		Change-in-
	Termination	Death	Control
Type of Payment	($)	($)	($)
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	$126,108 (1)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	$97,874 (2)

Benefits
Salary Continuation Plan Payments	—	$1,500,000 (3)	—
TOTAL	—	$1,500,000	$223,982

(1)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change-in-control, based on the difference between the closing price of our Common Stock on March 30, 2007 and the exercise price of the stock option.

(2)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change-in-control, based on the closing price of our Common Stock on March 30, 2007.

(3)	Under the terms of our Salary Continuation Plan, in the event of Mr. Powers’ death while employed by the Company, Mr. Powers’ beneficiaries would receive $300,000 in a lump sum payment plus $150,000 per year until the beneficiaries have received a total of $1,500,000 in payments. These payments would be paid from the proceeds of a life insurance policy purchased by the Company.
Mr. Zunker

	Involuntary
	Termination
	or Voluntary		Change-in-
	Termination	Death	Control
Type of Payment	($)	($)	($)
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	$171,316 (1)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	$69,980 (2)

Benefits		—
Salary Continuation Plan Payments	—	—	—
TOTAL	—	$500,000	$241,296

(1)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change-in-control, based on the difference between the closing price of our Common Stock on March 31, 2007 and the exercise price of the stock option.

(2)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change-in-control, based on the closing price of our Common Stock on March 30, 2007.

(3)	Under the terms of our Salary Continuation Plan, in the event of Mr. Zunker’s death while employed by the Company, Mr. Zunker’s beneficiaries would receive $250,000 in a lump sum payment plus $125,000 per year until the date Mr. Zunker would have reached 65. These payments would be paid from the proceeds of a life insurance policy purchased by the Company.

Mr. Graass

	Involuntary
	Termination
	or Voluntary			Change-in-
	Termination	Death		Control
Type of Payment	($)	($)		($)
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—		$543,356	(1)
Restricted Stock Units
Unvested and Accelerated Awards	—	—		$129,561	(2)

Benefits		$1,500,000	(3)	—
Salary Continuation Plan Payments	—
TOTAL	—	$1,500,000		$672,917

(1)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change-in-control, based on the difference between the closing price of our Common Stock on March 30, 2007 and the exercise price of the stock option.

(2)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change-in-control, based on the closing price of our Common Stock on March 30, 2007.

(3)	Under the terms of our Salary Continuation Plan, in the event of Mr. Graass’s death while employed by the Company, Mr. Graass’s beneficiaries would receive $280,000 in a lump sum payment under our Salary Continuation Plan plus $140,000 per year until the beneficiaries have received a total of $1,500,000 in payments. These payments would be paid from the proceeds of a life insurance policy purchased by the Company.
Mr. Essl

	Involuntary
	Termination
	or Voluntary		Change-in-
	Termination	Death	Control
Type of Payment	($)	($)	($)
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	$228,080 (1)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	97,918 (2)

Benefits
Salary Continuation Plan Payments	—	$1,375,000 (3)	—
TOTAL	—	$1,375,000	$325,998

(1)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change-in-control based on the difference between the closing price of our Common Stock on March 30, 2007 and the exercise price of the stock option.

(2)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change-in-control based on the closing price of our Common Stock on March 30, 2007.

(3)	Under the terms of our Salary Continuation Plan, in the event of Mr. Essl’s death while employed by the Company, Mr. Essl’s beneficiaries would receive $275,000 in a lump sum payment plus $137,500 per year until the date Mr. Essl would have reached 65. These payments would be paid from the proceeds of a life insurance policy purchased by the Company.

STOCK OWNERSHIP
Management
     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting by: (a) each director (and each nominee for election to the Board of Directors), (b) each of the Named Executive Officers in the Summary Compensation Table on page 21 of this Proxy Statement and (c) by all directors, nominees and executive officers of the Company as a group (14 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.
Amount and Nature of Beneficial Ownership (1)

	Number of	Percentage
	Shares	of
	Beneficially	Common
	Owned(2)	Stock
F. William Barnett	31,459	*
Robert L. Clarke	115,194	*
O.G. Dagnan	64,894	*
Gerald J. Essl	100,468	*
James H. Graass	347,869	*
Laurence E. Hirsch	1,091,341	2.3%
Frank W. Maresh	9,800	*
Michael R. Nicolais	59,184 (3)	*
David B. Powers	34,533	*
David W. Quinn	34,594	*
Steven R. Rowley	468,639 (4)	1.0%
Richard R. Stewart	6,000	*
Arthur R. Zunker, Jr.	50,895	*
All current directors, nominees and executive officers as a group (14 persons)	2,420,523	4.9%

*	Less than 1%
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.
(2)	Amounts include the following shares of Common Stock that may be acquired upon exercise of stock options: Mr. Barnett – 31,459 shares; Mr. Clarke – 79,940 shares; Mr. Dagnan – 16,333 shares; Mr. Essl – 82,272 shares; Mr. Graass – 341,578 shares; Mr. Hirsch – 28,724 shares; Mr. Maresh – 9,800 shares; Mr. Nicolais – 47,160 shares; Mr. Powers – 31,115 shares; Mr. Quinn – 16,333 shares; Mr. Rowley – 321,747 shares; Mr. Zunker – 42,551 shares; and all directors and executive officers of the Company as a group (14 persons) – 1,052,945 shares. In addition, this table includes shares of Common Stock that are held for the account of participants as of June 8, 2007, pursuant to the common stock fund of the Company’s profit sharing and retirement plans, as follows: Mr. Rowley – 3,977 shares; Mr. Graass – 438 shares; and all directors, nominees and executive officers of the Company as a group (14 persons) – 4,854 shares. These amounts do not include the following number of RSUs previously granted to the non-employee directors (including dividend equivalent units accrued since the date of grant): Mr. Barnett – 7709.5544 RSUs; Mr. Clarke – 7709.5544 RSUs; Mr. Dagnan – 5751.7438 RSUs; Mr. Hirsch 10,003.3549 RSUs; Mr. Maresh – 3390.2655 RSUs; Mr. Nicolais – 3390.2655 RSUs; and Mr. Quinn – 5751.7438 RSUs.
(3)	Includes 1,386 shares of Common Stock owned by Mr. Nicolais’ wife; does not include 1,110 shares of Common Stock in trust for their two children (555 shares each child), of which shares Mr. Nicolais has disclaimed beneficial ownership. Mr. Nicolais’ wife is trustee of the trust.
(4)	Includes 25,716 shares of Common Stock representing the remaining unvested shares under a restricted stock award originally made to Mr. Rowley on September 18, 2003.

Certain Beneficial Owners
     The table below provides information regarding the only persons we know of who are the beneficial owners of more than five percent of our Common Stock. The number of shares of Common Stock shown in the table as beneficially owned by each person as of the most recent practicable date, which is generally the date as of which information is provided in the most recent beneficial ownership report filed by such person with the SEC. The percentage of our Common Stock shown in the table as owned by each person is calculated in accordance with applicable SEC rules based on the number of outstanding shares of Common Stock as of June 8, 2006, the record date for our annual meeting of stockholders.

Name and Address	Number of Shares	Percentage of
of Beneficial Owner	Beneficially Owned	Common Stock
Stephen F. Mandell, Jr., Lone Spruce, L.P., Loan Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC (1) Two Greenwich Plaza Greenwich, CT 06830	2,863,484	5.97%

Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited(2) 45 Fremont Street San Francisco, CA 94105	6,058,397	12.62%

D.E. Shaw & Co., L.P. and David E. Shaw(3) 120 W. 45th Street Tower 45 39th Floor New York, New York 10036	2,451,343	5.11%

(1)	Based solely on the information contained in the Schedule 13G of Stephen F. Mandell, Jr., Lone Spruce, L.P., Loan Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC filed with the SEC on February 22, 2007, with respect to shares of Common Stock beneficially owned as of February 12. According to the Schedule 13G, Stephen F. Mandell, Jr. has sole power to vote no shares, shared power to vote 2,863,484 shares, sole dispositive power over no shares and shared dispositive power over 2,863,484 shares. Furthermore, according to the Schedule 13G, each of Stephen F. Mandell, Jr., Lone Spruce, L.P., Loan Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC is a member of group with respect to our Common Stock for purposes of Section 13(d) under the Securities Exchange Act. For additional information regarding the direct beneficial ownership of our Common Stock by each of these entities, please see the Schedule 13G..

(2)	Based solely on the information contained in the Schedule 13G of Barclays Global Investors N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited filed with the SEC on January 3, 2007, with respect to shares of Common Stock owned as of December 31, 2006. According to the Schedule 13G, the entities identified in the Schedule 13D had sole power to vote an aggregate of 5,489,323 shares, shared power to vote no shares, sole dispositive power over an aggregate of 6,058,397 shares and shared dispositive power over no shares. For additional information regarding the direct beneficial ownership of our Common Stock by each of these entities, please see the Schedule 13G.

(3)	Based solely on the information contained in the Schedule 13G of D.E. Shaw & Co., L.P. and David E. Shaw filed with the SEC on June 11, 2007 with respect to shares of Common Stock beneficially owned as of June 6, 2007. According to the Schedule 13G, each of D.E. Shaw & Co., L.P. and David E. Shaw has sole power to vote no shares, shared power to vote 2,225,643 shares, sole dispositive power over no shares and shared dispositive power over 2,451,343 shares.
Related Party Transactions
     Our code of conduct adopted by the Board, which we refer to as Eagle Ethics, includes provisions addressing conflicts of interest which arise when a director, officer, or employee has an interest in a transaction in which the Company is a participant. Eagle Ethics defines a conflict of interest as an activity, investment or association that interferes or might appear to interfere with the judgment or objectivity of an officer or employee in performing his or her job in the best interests of the Company and our shareholders.

     Under Eagle Ethics, officers or employees are encouraged to consult with their supervisors regarding any matter that may involve a conflict of interest. In addition, Eagle Ethics requires that prior approval of both the supervisor of an officer or employee and the president of the Eagle business unit in which such officer or employee is employed before: (1) obtaining an ownership interest in, or position with, an Eagle supplier, contractor, customer or competitor, subject to certain exceptions relating to the ownership of publicly traded securities; (2) employing any relatives where there is either a direct or indirect reporting relationship or a substantial amount of interaction between the relatives on the job; or (3) establishing a business relationship between Eagle and a company in which the officer or employee or his or her relative has an ownership interest or holds a position.
     In addition to the above policies included in Eagle Ethics, we have implemented certain informal processes in connection with transactions with related persons. For example, the Company’s legal staff is primarily responsible for the development of processes to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in the transaction. In addition, all of our employees, executive officers and directors are required to disclose any conflicts of interest in an annual certification reviewed by our Legal Department. After disclosure, some conflicts of interest may be resolved through implementing appropriate controls for our protection. Depending on the identity of the officer or employee involved in a transaction creating a potential conflict of interest, the conflict of interest may be resolved by the Company’s legal staff or may be referred to the Audit Committee. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. Such consent may be subject to appropriate controls intended to ensure that transaction as implemented is not adverse to the company. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship. If a potential conflict arises concerning a director or officer of the Company, the potential conflict is disclosed to the Chair of the Audit Committee of the Board for review and disposition. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the annual proxy statements.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms that they file with the SEC.
     Based solely on our review of the copies of such forms we received with respect to fiscal 2007 or written representations from certain reporting persons, the Company believes that, except as set forth below, its directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2006 applicable to such persons. The filing on Form 4 for open market purchases of Common Stock by Richard R. Stewart made on September 19, 2006 were not made until September 25, 2006.
Code of Conduct
     The Company has adopted a code of conduct, called “Eagle Ethics,” that applies to all of the Company’s employees, including the Company’s officers. Eagle Ethics also applies to the Board of Directors. The Company’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.
     All of the Company’s employees and directors are required to certify to the Company, on an annual basis, that they have complied with the Company’s code of conduct without exception or, if they have not so complied, to list the exceptions.
     The Company has posted the text of its code of conduct on its Internet website at www.eaglematerials.com (click on “Investor Relations”, then on “Corporate Governance”, then on “Code of Ethics” and then on “Eagle Ethics”). Additionally, the Company will provide without charge a copy of the code of conduct to any person upon written request to our Secretary at our principal executive office.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     Ernst & Young LLP, which we refer to as Ernst & Young, audited the Company’s financial statements for the fiscal years ended March 31, 2005, 2006 and 2007.
     Ernst & Young reports directly to our Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the Audit Committee, or, for such services that do not exceed $50,000, by a member of the Audit Committee. Any such member must report the pre-approval at the next Audit Committee meeting. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.
     The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2007 and 2006, all of which services have been approved by the Audit Committee:

Fiscal Year	Audit Fees(1)	Audit Related Fees		Tax Fees	All Other Fees	Total
2007	$662,359	$110,500	(2)	—	—	$772,859
2006	$589,000	$122,900	(2)	—	—	$711,900

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

(2)	Includes fees for benefit plan audits.
AUDIT COMMITTEE REPORT
To the Board of Directors of Eagle Materials Inc.:
     We have reviewed and discussed with management Eagle Materials Inc.’s audited financial statements as of and for the fiscal year ended March 31, 2007.
     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with the auditors’ independence.
     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Eagle Materials Inc.’s Annual Report on Form 10-K for the year ended March 31, 2007.
Audit Committee
Robert L. Clarke, Chairman
Frank W. Maresh
Michael R. Nicolais
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     Ernst & Young acted as our independent auditors to audit our books and records for fiscal year 2007, and the Audit Committee has appointed Ernst & Young as our independent auditors for fiscal year 2008, subject to ratification by our stockholders.
     We believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider whether or not to retain Ernst & Young, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

     Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.
Recommendation of the Board
     Our board unanimously recommends a vote “for” the ratification of the appointment by our Board of Directors of Ernst & Young as the Company’s auditors for fiscal year ended March 31, 2008.
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING
     Our Board of Directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Next year’s annual meeting of stockholders is scheduled to be held on August 6, 2008. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 27, 2008.
     For any proposal that is not submitted for inclusion in our proxy material for the 2008 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before May 8, 2008, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2008 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 8, 2008 and ending May 8, 2008, and must contain the information specified by and otherwise comply with our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive office.
FORM 10-K
     Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, (214) 432-2000.

By Order of the Board of Directors
JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary

Dallas, Texas
June 26, 2007

EAGLE MATERIALS INC. COMMON STOCK THIS PROXY S I SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Stockholders — August 2, 2007 The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously for, only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, o t vote, as specified on the reverse side, at h t e Annual Meeting of Stockholders of Eagle Materials Inc. to be held August 2, 2007, or any adjournment thereof, all shares of Common Stock of Eagle Materials Inc. registered in the name of t h e undersigned at t h e close of business on June 8, 2007. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO N I STRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WIL L USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN iteM 3. By execution on of this proxy, you here by acknowledge receipt herewith of h t e Notice of Annual Meeting and Proxy Statement for h t e August 2, 2007 Annual Meeting. READ, EXECUTE AND DATE REVERSE SIDE AND MAIL in THE ENCLOSED ENVELOPE. Address Change/Comments M(ark the co responding box on the reverse side) FOLD AND DETACH HERE Y o u a c n n o w access a your Eagle Materials Inc. Account online. Access o y u r Eagle Materials Inc . stockholder account on line Investor Service Direct ® I ( SD ). Mello n n I vestor Services LLC, Tra nsfer Agent for Eagle Materials Inc., now makes t i easy and convenient o t get current nformation i on your sto ckholder account. • View account status • View payment history o f r dividends • View certificate history • Make address changes • View book-entry informati on • Obtain a duplicate 1099 tax o f rm • Establis h/change your PIN Visit us on the web t a http : // ww w. mell oni nve stor co . m o F r e Tchni c a l As ist n a ce Call — 1877- 7 9 8-7778 bet ween a 9 m- p 7 m Mo nd y a — Fri day East r en i T me nvest I r o ServiceD rect i ® s i a eg r ist ered trad m e ark of Mell on I n e v stor Services LLC ** T * RY T I OUT * * www.mello ninvestor.c om/is d/ Inve stor Ser i vceD rect i ® Availa ble 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

The Board of Directors recommends that you vote FOR the election of the nominees in Item 1 and FOR the Proposal in Item 2.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1. Election of Directors listed below.

FOR all nominees listed below (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed below.
☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

____

	FOR	AGAINST	ABSTAIN
2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2008.	☐	☐	☐

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Signature______________________ Signature______________________ Dated__________, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

INTERNET		TELEPHONE
http://www.proxyvoting.com/exp	**OR**	**1-866-540-5760**
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Choose **MLink**[SM] for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

The Board of Directors recommends that you vote FOR the election of t h e nominees in Item 1 and FOR t h e Proposal n i I t em 2. Ple ase Mark He re o f r Address Change or Comments SEE REVERSE SIDE FOR AGAINST ABSTAIN 1 . Electi on of Directo rs FOR all nominees WITHHOLD AUTHORITY 2. Ratify h t e appointment of Ernst & lis e t d below. s li ted below to vote f o r all Youn g LLP as in de pendent (except as mark ed t o nom nees i li sted auditors o f r f i scal year 2008. t h e contrary). below. 3 . n I h t eir discretion, on such other business as may properly be brought before the meetin g or any adjournment thereof. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED (INSTRUCTIO NS: To withhold authorit y t o vote for any n i div idual nominee, write t h e nominee’s name FOR ITEMS 1 AND 2 AND, AT THE DISCRETION OF THE NAMED n i he t space provided below.) PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETIN G OR ANY ADJOURNMENT 0 1 Robert L. Clarke, 02 Frank W. Maresh and 03 Steven R. Rowle y THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIE S RELATING TO THE MEETING. ___THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT S I VOTED AT THE ANNUAL MEETING. Signature Sig nature Dated , 2007 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signi ng as attorney, executor, admin is tra tor, trustee or guardian, pleas e give full t i t l e as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF N I TERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting s i available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as f i you marked, signed and returned your proxy card. INTERNET TELEPHONE ht p://www.proxyvoting.com/exp 1-866-540-5760 Use the n i e t rnet to vote your proxy. OR Use any o t uch-tone t e lephone to Have your proxy card in hand vote your proxy. Have your proxy when you access h t e web site . card in hand when you call. If you vote your proxy by I n e t rnet or by e t lephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 onlin e access t o your future proxy mate rials, n i vestment plan sta e t ments, tax documents and more. Sim ply o l g on o t n I vestor ServiceDirect® at www.mel oninvestor. com/isd where step-by-step n i structions wil l prompt you through enrollm ent.